                              B TERM LOAN AGREEMENT

                  B TERM LOAN AGREEMENT (establishing a new term loan facility under the Agreement referred to below), dated as of July 2, 2001, among HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the lenders parties hereto, CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as joint lead arranger and as joint book manager for the term loan facility established hereby, syndication agent for the Lenders under the Agreement and joint lead arranger, CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders under the Agreement (in such capacity, the "Administrative Agent") and as joint lead arranger (in such capacity, together with CSFB in such capacity, the "Arrangers") and joint book manager for the term loan facility established hereby.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to the Consent and Amendment No. 5, dated as of June 15, 2001 (the "Amendment"), under the Third Amended and Restated Credit Agreement, dated as of February 3, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Borrower, the several lenders from time to time parties to the Agreement (including the B Term Lenders, the "Lenders"), the Administrative Agent, CSFB, as syndication agent for the Lenders thereunder and co-lead arranger, Merrill Lynch Capital Corporation, a Delaware corporation, as co-documentation agent for the Lenders thereunder, and Dresdner Bank AG, as co-documentation agent and European Swing Line Administrator for the Lenders;

                  WHEREAS, Section 2(b) of the Amendment contemplates that the Borrower may enter into an agreement to establish a new term loan facility under the Agreement having a "B term loan tranche" structure consistent with the terms and conditions specified in the Amendment and that such facility shall be established pursuant to an agreement to be entered into among the Borrower, the Administrative Agent and the B Term Lenders and shall not require the execution by or consent of any other Lender;

                  WHEREAS, as contemplated by the Amendment, the Borrower has requested that the B Term Lenders make, and the B Term Lenders are willing to make, the B Term Loans upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:



                  1. Defined Terms. Terms defined in the Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Agreement.

                  2. B Term Loans. (a) Subject to the terms and conditions hereof and of the Agreement, each B Term Loan Lender severally agrees, on the B Term Closing Date (as defined below), to make a term loan (a "B Term Loan") in Dollars in the principal amount set forth under such B Term Lender's name in Schedule A opposite the heading "B Term Loan Commitment". The B Term Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.9 or 4.4 of the Agreement (and any B Term Loan that is a Eurocurrency Loan shall be deemed a Eurocurrency Standby Loan for purposes of the Agreement), provided that no B Term Loan shall be made as a Eurocurrency Loan (i) after the day that is one month prior to the B Term Loan Maturity Date or (ii) prior to the date that is 15 days after the B Term Closing Date. Amounts paid on account of the B Term Loans pursuant to
Section 2.9 of the Agreement may not be reborrowed.

                  (b) The Borrower shall pay to each B Term Lender on the B Term Closing Date an amount representing original debt discount on each such Lender's B Term Loan (the "ODD Amount") equal to one percent (1%) of the principal amount of such B Term Loan. The obligation of each B Term Lender to make the Loan to the Borrower pursuant to the preceding paragraph (a) and the Borrower's obligation to pay the ODD Amount pursuant to this paragraph (b) shall be netted against each other, such that each such Lender shall pay to the Borrower the amount by which such Lender's B Term Loan exceeds the ODD Amount.

                  3. Term Notes; Amortization; Borrowing Procedures.

                  (a) The Borrower agrees that, upon the request to the Administrative Agent by any B Term Lender made on or prior to the B Term Closing Date or in connection with any assignment pursuant to Section 11.6 of the Agreement, to evidence such B Term Lender's B Term Loan, the Borrower will execute and deliver to such B Term Lender a B Term Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such B Term Lender and in a principal amount equal to the amount set forth under such B Term Lender's name on Schedule A opposite the heading "Term Loan Commitment." Any B Term Note shall (i) be dated the B Term Closing Date, (ii) be payable as provided in the following paragraph (b) and elsewhere in the Agreement and (iii) provide for the payment of interest in accordance with
Section 4.1 of the Agreement.

                  (b) The B Term Loans shall be payable in 18 consecutive quarterly installments on the dates and in the aggregate principal amount (together with all accrued interest thereon) equal to the percentage set forth below opposite the applicable installment date multiplied by the original aggregate principal amounts of the B Term Loans:

                    Installment                                 Percentage
                    -----------                                 ----------
                    October 31, 2001                              0.250%
                    January 31, 2002                              0.250%
                    April 30, 2002                                0.250%
                    July 31, 2002                                 0.250%
                    October 31, 2002                              0.250%
                    January 31, 2003                              0.250%
                    April 30, 2003                                0.250%
                    July 31, 2003                                 0.250%
                    October 31, 2003                              0.250%
                    January 31, 2004                              0.250%
                    April 30, 2004                                0.250%
                    July 31, 2004                                 0.250%
                    October 31, 2004                              0.250%
                    January 31, 2005                              0.250%
                    April 30, 2005                                0.250%
                    July 31, 2005                                 0.250%
                    October 31, 2005                              0.250%
                    December 31, 2005                  All remaining principal

                  (c) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, on the B Term Closing Date) of the borrowing of the B Term Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each B Term Lender thereof. Each B Term Lender will make the net amount (in accordance with Section 2(b)) of its pro rata share of such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified by the Administrative Agent prior to 1:00 P.M., New York City time, on the borrowing date requested by the Borrower in Dollars in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the Borrower previously specified in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the B Term Lenders.

                  4. B Term Loan Maturity Date. The "B Term Loan Maturity Date" shall be December 31, 2005.

                  5. Interest Rates and Payment Dates; Applicable Margin. Each B Term Loan shall bear interest and be payable as set forth in Section 4.1 (a) (for any Eurocurrency Loan), (c) (for any ABR Loan), (d) and (e) of the Agreement. The Applicable Margin shall be 5.0% for each B Term Loan that is a Eurocurrency Loan and 4.0% for each B Term Loan that is an ABR Loan or, if and so long as the Borrower has delivered the financial statements and Compliance Certificate then required to be delivered under the Agreement and the Leverage Ratio shown on the most recent such financial statements and Compliance Certificate is less than 3.00 to 1.00, then the Applicable Margins for the B Term Loans shall be decreased to 4.75% for each B Term Loan that is a Eurocurrency Loan and 3.75% for each B Term Loan that is an ABR Loan, commencing on the applicable Adjustment Date.

                  6. Prepayment Premium. Notwithstanding anything to the contrary in the Agreement, any voluntary prepayment of the B Term Loans made at any time (a) from the B Term Closing Date to and including the first anniversary thereof will be in an amount equal to 103% of the principal amount of such B Term Loans prepaid, (b) after the first anniversary of the B Term Closing Date to and including the second anniversary thereof will be in an amount equal to 102% of the principal amount of such B Term Loans prepaid, (c) after the second anniversary of the B Term Closing Date to and including the third anniversary thereof will be in an amount equal to 101% of the principal amount of such B Term Loans prepaid and (d) thereafter will be in an amount equal to 100% of the principal amount of such B Term Loans prepaid, in each case accompanied by accrued unpaid interest on the principal amount being prepaid to the date of payment, and any other fees and other amounts then payable under the Agreement.

                  7. Consents to Assignments; Waiver of Fee. The Borrower hereby irrevocably consents under Section 11.6(c) of the Agreement to any assignments of the B Term Loans made by the Syndication Agent or the Administrative Agent until the earlier of (x) such time as the Syndication Agent notifies the Borrower that the syndication of the B Term Loans has been completed and (y) the 30th day following the B Term Closing Date. The Administrative Agent hereby waives the assignment fee otherwise payable pursuant to Section 11.6(e) of the Agreement in connection with any assignment of B Term Loans made by the Syndication Agent or its Affiliates.

                  8. Notices of Assignments. Each B Term Lender agrees that it will promptly notify the Administrative Agent and the Syndication Agent of any assignments made by it in accordance with Section 11.6(c) of the Agreement. The Administrative Agent hereby agrees that it will give notice to the Syndication Agent upon the effectiveness of any assignment of any B Term Loans pursuant to
Section 11.6(c) of the

Agreement, setting forth the information specified in the applicable Assignment and Acceptance.

                  9. Supplement to Subsection 8.1(a). Subsection 8.1(a) of the Agreement shall be supplemented, effective on the B Term Closing Date, by adding to the table of Leverage Ratios the maximum Leverage Ratios for the fiscal quarters specified below:

     Fiscal Quarter                                     Leverage Ratio
     --------------                                     --------------
          2005                       1st                 3.90 to 1.00
                                     2nd                 3.90 to 1.00
                                     3rd                 3.90 to 1.00
                                     4th                 3.90 to 1.00

                  10. Supplement to Subsection 8.1(b). Subsection 8.1(b) of the Agreement shall be supplemented, effective on the B Term Closing Date, by adding to the table of Interest Coverage Ratios the minimum Interest Coverage Ratios for the fiscal quarters specified below:

     Fiscal Quarter                             Interest Coverage Ratio
     --------------                             -----------------------
          2005                   1st                 2.25 to 1.00
                                 2nd                 2.25 to 1.00
                                 3rd                 2.25 to 1.00
                                 4th                 2.25 to 1.00

                  11. Supplement to Subsection 8.1(c). Subsection 8.1(c) of the Agreement shall be supplemented, effective on the B Term Closing Date, by adding to the table of Fixed Charge Coverage Ratios the minimum Fixed Charge Coverage Ratios for the fiscal quarters specified below:

     Fiscal Quarter                       Fixed Charge Coverage Ratio
     --------------                       ---------------------------
          2005               1st                 1.00 to 1.00
                             2nd                 1.00 to 1.00
                             3rd                 1.00 to 1.00
                             4th                 1.00 to 1.00

                  12. Supplement to Subsection 8.1(d). Subsection 8.1(d) of the Agreement shall be supplemented, effective on the B Term Closing Date, by adding to the table of Senior Leverage Ratios the maximum Senior Leverage Ratios for the fiscal quarters specified below:

      Fiscal Quarter                               Senior Leverage Ratio
      --------------                               ---------------------
           2005                    1st                 1.75 to 1.00
                                   2nd                 1.75 to 1.00
                                   3rd                 1.75 to 1.00
                                   4th                 1.75 to 1.00

                  13. Certain Voting Issues Relating to B Term Loans. The Borrower, the Administrative Agent and each Lender (and its successors and assigns) that executes this B Term Loan Agreement, hereby agrees that it will not execute, or consent to the execution by the Administrative Agent of, any amendment, supplement or other modification to the Agreement or any other Loan Document, or any waiver of the requirements thereof, if such amendment, supplement or other modification, or such waiver, would:

                  (a) amend, modify or waive any provision of the Agreement regarding the application of prepayment amounts to the installments of principal under the B Term Loans unless B Term Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto;

                  (b) subject to clause (i) of subsection 11.1(a) of the Agreement as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of the Agreement, or of this B Term Loan Agreement, relating to the amortization or final maturity of the B Term Loans unless B Term Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto; or

                  (c) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders under such Security Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, unless the B Term Loan Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto.

                  14. Status of B Term Loans; Further Assurances. (a) The B Term Loans constitute "Loans" under the Agreement and are entitled to all the benefits of the Agreement and the Security Documents on an equal and ratable basis with the Revolving

Loans and the Term Loans, and this B Term Loan Agreement shall, upon its effectiveness, form part of the Agreement. Without limiting the generality of the foregoing, the Administrative Agent, on behalf of itself and in its capacity as agent for each Lender, on behalf of each Lender (i) agrees that it will apply any proceeds of the Collateral or in respect of the Security Documents ratably to the amounts due in respect of the Loans, whether or not the Liens in favor of the Revolving Lenders and the Term Lenders rank prior to the Liens in favor of the B Term Lenders for any reason and (ii) acknowledges that any and all stock certificates and other Collateral held or received by it are held or received for the ratable benefit of all of the Lenders, including the B Term Lenders.

                  (b) The parties to this Agreement intend that the first sentence of Section 14(a) be effective to create a valid first priority security interest in the Collateral for the benefit of the Administrative Agent on behalf of the B Term Lenders. Notwithstanding, but in addition to the foregoing, each of the Borrower and the Guarantors hereby grants to Canadian Imperial Bank of Commerce, a Canadian-chartered bank acting through its New York Agency, as administrative agent on behalf of the B Term Lenders and each other Lender, a security interest in and to all of its rights in and to all the Collateral to secure the Obligations of the Borrower or such Guarantor. For purposes of the second sentence of this Section 14(b), "Collateral" shall mean Collateral as defined in the Guarantee and Collateral Agreement; provided, however, that (i) "Accounts, " "Chattel Paper," "Documents," "Equipment," "Farm Products," "General Intangibles," "Instruments" and "Inventory" shall have the meanings given to them in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (ii) "Investment Property" shall mean the collective reference to (x) all "investment property" as such term is defined in
Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (other than any Capital Stock excluded from the definition of "Pledged Stock") and (y) whether or not constituting "investment property" as so defined, all Pledged Securities; and (iii) "Proceeds" shall mean all "proceeds" as such term is defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  (c) The Borrower and each of the Guarantors acknowledges and agrees that the B Term Loans constitute "Loans" and form part of the "Obligations" as defined in the Security Documents and that such Obligations (including the B Term Loans) are secured (on a first priority basis) and guaranteed by the Guarantee and Collateral Agreement and the other Security Documents.

                  (d) The Borrower and each Guarantor agree, upon the reasonable request of the Administrative Agent, promptly to perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are reasonably necessary or advisable to maintain and perfect in favor of the Administrative Agent, for the benefit of the Lenders (including the B Term Lenders), Liens on the Collateral that are duly perfected and of first priority in accordance with all applicable Requirements of Law. The Borrower agrees as soon as reasonably possible after the B Term Closing Date but in any event no later than the respective dates listed below, to take the following actions (the "Post-Closing Actions"): (1) 30 days following the B Term Closing Date, supplement, amend and/or modify, as appropriate, the Fee Mortgages and the Leasehold Mortgages to ensure that the B Term Lenders are secured by the Fee Mortgages and the Leasehold Mortgages, and complete any filings, recordings, registrations and other actions necessary to perfect the Liens created thereby, and deliver amendments or endorsements extending to the B Term Lenders the benefit of all title insurance policies issued pursuant to the Agreement (provided, that the Administrative Agent, in its sole discretion, may accept satisfactory legal opinions in the place of any such amendment or endorsement) and (2) 90 days following the B Term Closing Date, supplement, amend and/or modify, as appropriate, the Foreign Stock Pledge Agreements to ensure that the B Term Lenders are secured thereby; and complete any filings, recordings, registrations and other actions necessary to perfect the Liens created thereby, and deliver legal opinions in form and substance reasonably satisfactory to the Syndication Agent as to the perfection and (to the extent appropriate in such jurisdiction) first-priority nature of such Liens.

                  15. Conditions to Effectiveness of B Term Loan Agreement. This Agreement shall become effective upon execution by the parties hereto; provided, that the obligations of each B Term Lender to make B Term Loans are subject to the satisfaction, on or prior to August 15, 2001, of the following conditions precedent (the date on which such conditions have been satisfied and the B Term Loans borrowed by the Borrower, the "B Term Closing Date"):

                  (a) Loan Documents. The Arrangers and their counsel shall have received (i) this B Term Loan Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each of the B Term Lenders which has requested a B Term Note pursuant to the terms hereof, a B Term Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iii) each Loan Document executed and delivered by each Loan Party prior to the B Term Closing Date, in each case with such amendments (other than amendments to be made as part of the Post-Closing Actions) as may be reasonably requested by either Arranger (including such amendments (the "Collateral Amendments") as may be necessary or desirable to confer or confirm the benefits of such Loan Document to the B Term Lenders), each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or conformed copy for each B Term Lender and (in the case of such amendments) each other Lender, including:

                  (i)   the Agreement;

                  (ii)  the Amendment;

                  (iii) the Guarantee and Collateral Agreement;

                  (iv)  the Copyright, Patent and Trademark Security Agreement;

                  (v)   the Mortgages; and

                  (vi)  the Foreign Stock Pledge Agreements.

                  (b) Existing Indebtedness. Principal, interest, fees and other amounts specified for prepayment under the proviso to Section 8.2(m) of the Agreement shall have been prepaid to the extent required by such
         Section 8.2(m), the proceeds of the B Term Loans shall be applied as specified in Section 2(b) of the Amendment and, as applicable, any commitments terminated and all guarantees thereof and security therefor released, and the Arrangers shall have received reasonably satisfactory evidence thereof, and after giving effect to the making of the B Term Loans contemplated hereby, the Borrower and its respective Subsidiaries shall have outstanding no Indebtedness or preferred Capital Stock other than (a) the loans under the credit facilities provided for in the Agreement (including the B Term Loans provided for herein), (b) the Senior Subordinated Notes (c) the New Senior Notes, (c) certain existing Indebtedness of Foreign Subsidiaries, (d) certain existing other Indebtedness, guarantees or other obligations (contingent or otherwise) of Foreign Subsidiaries and (e) other Indebtedness or preferred Capital Stock permitted or not prohibited in the Agreement.

                  (c) Borrowing Certificate. On or prior to the B Term Closing Date, the Administrative Agent and each Arranger shall have received, with a counterpart for each B Term Lender, a certificate of the Borrower, dated the B Term Closing Date, substantially in the form of Exhibit C to the Agreement, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Corporate Proceedings of the Loan Parties. On or prior to the B Term Closing Date, the Administrative Agent and each Arranger shall have received, with a counterpart for each B Term Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent and each Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this B Term Loan Agreement and the other Loan Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the B Term Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Incumbency Certificate of the Loan Parties. On or prior to the B Term Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the B Term Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (f) Corporate Documents. On or prior to the B Term Closing Date, the Administrative Agent and the Arrangers shall have received, with a counterpart for each B Term Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Loan Parties, certified as of the B Term Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party (provided that if a Loan Party has previously provided any of such documents to the Administrative Agent, then (i) if such documents have not been amended, supplemented or otherwise modified since such time, then such Loan Party may so certify to the Lenders rather than delivering to the Administrative Agent an additional copy of such document and (ii) only the applicable amendments or supplements need be delivered if such amendments and supplements, together with the documents already delivered, provide a complete set of the by-laws and certificate of incorporation of the applicable Loan Party).

                  (g) Consents, Licenses and Approvals. On or prior to the B Term Closing Date, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all consents, licenses and filings referred to in subsection 5.4 of the Agreement or otherwise required to be obtained in connection with the transactions contemplated hereby have been obtained and are in full force and effect.

                  (h) Fees. The Administrative Agent, the Arrangers and the B Term Lenders shall have received all fees and other amounts due and payable on or prior to the B Term Closing Date, including (i) the fees to be received on the B

         Term Closing Date referred to in the Fee Letter, dated as of June 21, 2001, among the Borrower, the Administrative Agent and the Syndication Agent, and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (i) Legal Opinions. On or prior to the B Term Closing Date, the Administrative Agent and the Arrangers shall have received, with a counterpart for each B Term Lender: the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom, substantially in the form of Exhibit D-1 and the executed legal opinion of the general counsel of the Borrower, substantially in the form of Exhibit D-2, in each case with such changes thereto as may be approved by the Administrative Agent and the Arrangers (such legal opinions shall cover such other matters incident to the transactions contemplated by this B Term Loan Agreement as the Administrative Agent or either Arranger may reasonably require) and such written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the B Term Closing Date) from local counsel as either Arranger or its counsel may reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall possess the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement and the Foreign Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to the Guarantee and Collateral Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof, and each of the pledgors to the Foreign Stock Pledge Agreements shall have consented to the terms of this B Term Loan Agreement and confirmed its pledge in connection herewith.

                  (k) Actions to Perfect Liens. On or prior to the B Term Closing Date, the Administrative Agent and the Arrangers shall have received evidence in form and substance satisfactory to them that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent or either Arranger, desirable to perfect the Liens created by the Security Documents shall have been completed or that all such financing statements and other documents with respect to such filings, recordings, registrations and other actions shall have been delivered to the Administrative Agent, with a copy to the Arrangers. The Borrower shall not be required as a condition precedent by this paragraph to produce any such evidence or take any other action as may constitute a Post-Closing Action, except that the Borrower will execute any appropriate supplements and/or amendments to the Mortgages that the Arrangers may reasonably request.

                  (l) New Senior Notes. The issuance of the New Senior Notes consisting of at least $300 million in face principal amount of the Borrower's 11 7/8% Senior Notes due 2006 shall have been consummated or shall be consummated simultaneously on the B Term Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the relevant documentation therefor (and without the waiver of any such terms).

                  (m) Solvency; Insurance. The Arrangers and the Lenders shall have received a Certificate of the Borrower's Chief Financial Officer to the effect that, after giving effect to the New Senior Note issuance and the making of the B Term Loans and the transactions contemplated by the Amendment, none of the Borrower and its Subsidiaries will (a) be insolvent, (b) be rendered insolvent by the indebtedness incurred in connection therewith, (c) be left with unreasonably small capital with which to engage in its business or (d) have incurred debts beyond its ability to pay such debts as they mature.

                  (n) Structure; Insurance. The Arrangers shall be satisfied that there shall not have occurred any material change in the capital, corporate and organizational structure of the Borrower and its subsidiaries (after giving effect to the transactions contemplated hereby), and the Borrower shall have insurance in compliance with the terms of the Agreement.

                  (o) No Material Adverse Effect. Since April 30, 2001, there shall have been no development or event that has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that no Material Adverse Effect shall be deemed to have occurred based in whole or in part on any event or development reflected in or contemplated by the Borrower's financial and other information and projections, dated April 2, 2001, that were delivered to the Lenders on or about April 2, 2001.

                  (p) Conditions in the Agreement. The conditions set forth in
         Section 6.2 of the Agreement shall be satisfied on the B Term Closing Date.

                  (q) Effectiveness of Annex I. Concurrently with the effectiveness of this B Term Loan Agreement the Borrower shall notify the Administrative Agent of the effectiveness of this B Term Loan Agreement and the amendments to the Agreement specified in Annex I to the Amendment shall be effective.




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
                  (r) Representations and Warranties. The representations and warranties of the Borrower contained in Section 16 shall be true and correct on and as of the B Term Closing Date.

                  16. Representations and Warranties. The Borrower represents and warrants to each B Term Lender that as of the date hereof and as of the B Term Closing Date, after giving effect to the amendments contemplated by Annex I to the Amendment and the Collateral Amendments (collectively, the "Tranche B Amendments") and the borrowing of the B Term Loans, (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), (b) no Default or Event of Default has occurred and is continuing as of the date hereof; provided, that (i) each reference to the Agreement therein shall be deemed to be a reference to the Agreement after giving effect to the Tranche B Amendments and (ii) each reference in the Agreement to "Loan Documents" shall be deemed to include this Agreement, the Amendment and the other Loan Documents, as amended.

                  The Borrower further represents and warrants to each B Term Lender that, upon completion of the Post-Closing Actions, the provisions of this Agreement and each of the Security Documents will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders (including the B Term Lenders), a legal, valid and enforceable security interest in all right, title, and interest of the Borrower or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document. As of the B Term Closing Date, (i) Schedule B hereto sets forth the correct legal name and jurisdiction of organization or incorporation of the Borrower and each Guarantor and (ii) this Agreement together with each of the Security Documents creates a valid security interest in all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described therein and, except for Liens existing on the B Term Closing Date which are permitted by subsection 8.3 of the Agreement and whose priority cannot be superseded by the provisions hereof or of any Security Document and the filings hereunder or thereunder, upon filing of the duly executed financing statements on form UCC-1 to be delivered on or before the B Term Closing Date, a perfected first-priority lien on, and security interest in, all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Document.

                  17. Continuing Effect. Except as expressly supplemented, modified, waived or amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.




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
                  18. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

                  19. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent and Arrangers for all of their out-of-pocket costs and reasonable expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and Arrangers.

                  20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.































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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



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